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                                                                     EXHIBIT 2.6

                           NON-COMPETITION AGREEMENT

    THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of        , 1996
(the "Effective Date"), by and among IJI ACQUISITION CORP., an Illinois corporation, the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED ("Purchaser"), INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION after its acquisition by RC Acquisition Sub, Inc. ("Seller"), RECOTON CORPORATION, a New York corporation ("Recoton"), RC ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Recoton ("Acquisition Sub"), and FUJI CONE, INC., a Delaware corporation and wholly-owned subsidiary of Seller ("Fuji Cone") (Recoton, Acquisition Sub and Fuji Cone together are the "Related Companies").

                              W I T N E S S E T H:

    WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Seller's original equipment manufacturer's business (the "Purchased Assets"), on the terms and conditions as set forth in the Amended and Restated Agreement for the Purchase and Sale of Assets of International Jensen Incorporated, dated as of January 3, 1996, by and between Purchaser and Seller (the "Purchase Agreement");

    WHEREAS, the original equipment manufacturer's business consists of the business of designing, manufacturing and marketing of speakers and speaker components and related products for and to domestic and international automotive, truck, recreational vehicle, aircraft or other motorized vehicle ("Vehicular") original equipment manufacturers (the "OEM Business") (the term "related products" shall include, without limitation, new products or extensions of existing product lines which are complimentary to the OEM Business and not competitive with the Branded Business (as defined below) as now conducted);

    WHEREAS, Purchaser is not purchasing that portion of Seller's business which consists of designing, manufacturing, and marketing of speakers and speaker components and related branded products in the domestic and international Vehicular aftermarket and home audio markets (the "Branded Business") (the term "related branded products" shall include, without limitation, new products or extensions of existing product lines which are complimentary to the Branded Business and not competitive with the OEM Business as now conducted);

    WHEREAS, the continued involvement by Seller in a business in competition with Purchaser would diminish the value of the Purchased Assets;

    WHEREAS, the involvement by Purchaser in a business in competition with Seller would diminish the value of those assets retained and used by Seller with respect to the Branded Business; and

    WHEREAS, as an inducement to Purchaser to consummate its purchase of the OEM Business, Seller is willing to not compete with Purchaser, or any of its affiliates, with respect to the OEM Business, as more fully set forth herein, and, as an inducement to Seller to consummate its sale of the OEM Business to Purchaser, Purchaser is willing to not compete with Seller or any of its affiliates with respect to the Branded Business, as more fully set forth herein.

    NOW, THEREFORE, in consideration of the above premises, the consideration under the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. RESTRICTIVE COVENANT BY SELLER AND RELATED COMPANIES. Except as otherwise stated herein, for a period of time which is the lesser of (A) three
(3) consecutive years commencing as of the Effective Date, or (B) so long as a change in control of Purchaser (within the meaning of Section 2.3 of the MS Agreement), has not occurred, Seller and the Related Companies shall not:

        (a) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the OEM Business as it exists on the Effective Date, located anywhere in the United States of America or any foreign country in which Purchaser, Seller or any of the Related Companies have conducted business within the past three (3) years. Notwithstanding anything to the contrary contained herein, this Section shall not preclude Seller or any of the Related Companies from owning less than five percent (5%) of the outstanding securities of a corporation which is publicly traded either on a securities exchange or over-the-counter and which engages in a business or lines of business similar to the OEM Business.

        (b) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

           (i) divert or attempt to divert from Purchaser, or any of its affiliates, any OEM Business with respect to any customer or account with which Seller or any of the Related Companies had any contact or association, or which was under the supervision of Seller or any of the Related Companies or the identity of which was learned by Seller as a result of Seller's ownership of the Purchased Assets, in each case within three (3) years prior thereto; or

           (ii) induce any employee, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting OEM Business with Purchaser or any of its affiliates, to terminate their relationship or association with Purchaser, or any of its affiliates or to represent, distribute or sell services or products in competition with services or products relating to the OEM Business of Purchaser, or any of its affiliates.

    2. RESTRICTIVE COVENANT BY PURCHASER. Except as otherwise stated herein, for a period of time which is the lesser of (A) three (3) consecutive years commencing as of the Effective Date, or (B) so long as a change in control of Purchaser (within the meaning of Section 2.3 of the MS Agreement), has not occurred, Purchaser shall not:

        (a) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the Branded Business or any business of Recoton or its affiliates as it exists on the Effective Date, located anywhere in the United States of America or any foreign country in which Purchaser, Seller or any of the Related Companies have conducted business within the past three (3) years. Notwithstanding anything to the contrary contained herein, this Section shall not preclude Purchaser from owning not more than five percent (5%) of the outstanding securities of a corporation which is publicly traded either on a securities exchange or over-the-counter and which engages in a business or lines of business similar to the Branded Business.

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
        (b) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

           (i) divert or attempt to divert from Seller or any of the Related Companies or any of their affiliates any Branded Business with respect to any customer or account with which Seller or any of the Related Companies had any contact or association, or which was under the supervision of Seller or any of the Related Companies, in each case within three (3) years prior thereto; or

           (ii) induce any employee, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business relating to the Branded Business with Seller, any of the Related Companies, or any of their affiliates, to terminate their relationship or association with Seller, any of the Related Companies, or any of their affiliates, or to represent, distribute or sell services or products in competition with services or products relating to the Branded Business of Seller, any of the Related Companies, or any of their affiliates.

    3. NON-DISCLOSURE BY SELLER. Seller and the Related Companies shall not at any time or in any manner, directly or indirectly use or disclose to any party, other than Purchaser, any OEM Business Confidential Information (as that term is defined below). "OEM Business Confidential Information" means trade secrets or other information known, learned or obtained by Seller and/or the Related Companies or disclosed to Seller and/or the Related Companies as a consequence of Seller's ownership of the OEM Business or otherwise, and which is not generally known in the industry, and that relates solely to the OEM Business or its products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

    4. NON-DISCLOSURE BY PURCHASER. Purchaser shall not at any time or in any manner, directly or indirectly use or disclose to any party, other than Seller and/or the Related Companies, any Branded Business Confidential Information (as that term is defined below). "Branded Business Confidential Information" means trade secrets or other information known, learned, or obtained by Purchaser or disclosed to Purchaser as a consequence of its purchase of the OEM Business or otherwise, and which is not generally known in the industry and which relates solely to the Branded Business or its products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

    5.  EXCEPTION TO NON-DISCLOSURE.  The parties acknowledge the existence of a
certain  Management  Services Agreement  dated as  of            ,  1996 between
Purchaser and Seller (the "MS Agreement") and the Supply and Services  Agreement
dated  as of        , 1996 between Purchaser and Seller (the "Supply Agreement")
and recognize that the non-disclosure provisions as set forth in Sections 3 and 4 of this Agreement will not apply to information properly transmitted to either party pursuant to the MS Agreement and the Supply Agreement.

    6.    EXCLUSIONS TO  AGREEMENT.   Notwithstanding  anything to  the contrary
contained herein, the following activities shall be excluded from the scope of this Agreement and shall not constitute a violation of this Agreement:

        (a) Selling by Seller and/or the Related Companies of antennas and airplane headsets and selling by Seller and/or the Related Companies of 12-Volt products to Vehicular customers for aftermarket applications;

        (b) Designing, manufacturing, marketing and selling of "non-branded speakers" and speaker components and related products by Purchaser to any original equipment manufacturer

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    customer,  whether or not such  customer competes with the  Seller or any of the Related Companies. For purposes of this Agreement "non-branded speakers" shall mean any speakers to be sold under the trademark of an original equipment manufacturer or without any trademark;

        (c) Selling by Purchaser of assembled speakers to other speaker companies for Vehicular installation;

        (d) Selling of licensed trademarked speakers by Purchaser to Vehicular original equipment manufacturers as permitted under the License Agreement,
    dated        , 1996 by and between Purchaser and Seller; and

        (e) Purchaser inducing or causing any MSP, as that term is defined in the MS Agreement, to leave the employ of Seller or any Related Company within the period during of the term of employment of Robert G. Shaw by Seller or any Related Company and ending six months thereafter on condition that Purchaser shall assume all obligations to such employee (other than Robert G. Shaw) under any then-existing employment or severance agreements and shall indemnify and hold the prior employer harmless from any liability under any such agreements. Notwithstanding the foregoing, if the MSP is terminated (actually or constructively) by Seller or any Related Company, Purchaser may employ such MSP and shall not be required to assume the obligations to such MSP under any employment agreement or severance agreement and shall not indemnify the Seller or any Related Company.

    7.  REMEDIES.

    (a) The parties to this Agreement acknowledge that this Agreement is intended to protect and preserve legitimate business interests of Seller, the Related Companies and Purchaser. Each of Seller, the Related Companies and Purchaser acknowledge that any violation of the provisions of this Agreement by the other may cause serious and irreparable damage to the non-breaching party, and further acknowledge that it might not be possible to measure such damages in money in such event. Accordingly, the parties agree that, in the event of a violation of the provisions of this Agreement, the non-breaching party may seek, in addition to any other rights or remedies, including money damages, an injunction or restraining order restraining the breaching party from doing or continuing to do or performing any acts constituting such a violation.

    (b) The parties' remedies under this Agreement shall be cumulative and not exclusive and the recovery of money damages hereunder or under any other agreement to which Seller and Purchaser are a party shall not preclude the non-breaching party from pursuing temporary or permanent injunctive relief as otherwise provided herein.

    8.   NOTICE.   Any notice,  request, consent  or communication (collectively
"Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by

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
certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed addressed as follows, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

    If to Seller and the    International Jensen Incorporated/Recoton Audio Corporation
     Related Companies:     25 Tri-State International Office Center
                            Suite 400
                            Lincolnshire, Illinois 60069
                            Attention: Mr. Marc T. Tanenberg
                            Telecopier: (847) 317-3855
                            Telephone: (847) 317-3700
                            AND
                            Recoton Corporation
                            2950 Lake Emma Road
                            Lake Mary, Florida 32746
                            Attention: Mr. Stuart Mont
                            Telecopier: (407) 333-8903
                            Telephone: (407) 333-8900

    with a copy to:         Stroock & Stroock & Lavan
                            Seven Hanover Square
                            New York, New York 10004
                            Attention: Theodore S. Lynn, Esq.
                            Telecopier: (212) 806-6006
                            Telephone: (212) 806-5400

    If to Purchaser:        IJI Acquisition Corp./International Jensen Incorporated
                            25 Tri-State International Office Center
                            Suite 400
                            Lincolnshire, Illinois 60069
                            Attention: Mr. Robert G. Shaw
                            Telecopier: (847) 317-3774
                            Telephone: (847) 317-3777

    with a copy to:         Wildman, Harrold, Allen & Dixon
                            225 West Wacker Drive
                            Chicago, Illinois 60606-1229
                            Attention: Richard B. Thies, Esq.
                            Telecopier: (312) 201-2555
                            Telephone: (312) 201-2521

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date
(i) when personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

    9. COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

    10. APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that one or more of the parties now or hereafter locates its principal office outside the State of

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Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 8 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

    11. DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

    12. SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

    13.    COUNTERPARTS.   This  Agreement  may  be executed  in  any  number of
counterparts and each of such counterparts for all purposes shall constitute an original.

    14. WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

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
    IN WITNESS WHEREOF, the parties have made and entered into this Agreement as of the Effective Date.

                                          INTERNATIONAL JENSEN INCORPORATED,
                                           a Delaware corporation
                                          By: __________________________________
                                          Its: _________________________________

                                          IJI ACQUISITION CORP., an Illinois
                                           corporation
                                          By: __________________________________
                                          Its: _________________________________

                                          RECOTON CORPORATION, a New York
                                           corporation
                                          By: __________________________________
                                          Its: _________________________________

                                          RC ACQUISITION SUB, INC., a Delaware
                                           corporation
                                          By: __________________________________
                                          Its: _________________________________

                                          FUJI CONE, INC., a Delaware
                                          corporation
                                          By: __________________________________
                                          Its: _________________________________

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